Exhibit 5.1

THE Mc CABE	2389 YORKTOWN STREET
LAW FIRM PC	OCEANSIDE, NY 11572
(917) 597-8221
tmccabe@mfalaw.com

VIA EMAIL

August 4, 2025

BRB Foods Inc.

Rua Doutor Eduardo de Souza Aranha 387 - Conjunto 151

Sao Paulo, SP, Brazil, 04543-121

+55 4040-5766

Wyoming Discount Registered Agent, Inc.

36 Shadow Brook Lane

Lander, WY 82520

Ladies and Gentlemen:

We have acted as special counsel for BRB Foods Inc., a Wyoming corporation (the “Company”), for the limited purpose of rendering this opinion in connection with the Registration Statement on Form S-1 and the Prospectus included therein (collectively the “Registration Statement”) filed on or about July 16, 2025, which is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), with respect to the registration and proposed sale of up to 3,750,000 shares of Common Stock, par value $0.001 per share, which may be sold at a price between $4.00 and $5.00 per Share (the “IPO Shares”); and up to 2,572,642 shares of Common Stock offered for resale by certain shareholders of the Company named in the registration statement (the “Resale Shares”).

In our capacity as special counsel to the Company, we have reviewed instruments, documents, and records, and made such examinations of law and fact as we have deemed relevant and necessary to form the opinion hereinafter expressed, including, but not limited to: the Articles of Incorporation of the Company; the By-Laws of the Company; and documents relating to the issuance of Shares. We have examined such documents in light of the current federal laws of the United States and Wyoming law, including all applicable provisions of Wyoming statutes, and reported judicial decisions interpreting those laws. In such examinations, we have assumed the legal capacity of all natural persons, the authenticity and completeness of all instrumentssubmitted to us as original documents, the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies, and the genuineness of all signatures contained in the records, documents, instruments, and certificates we have reviewed.

We have made assumptions that are customary in opinions of this kind, including the assumptions of the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

THE Mc CABE	2389 YORKTOWN STREET
LAW FIRM PC	OCEANSIDE, NY 11572
(917) 597-8221
tmccabe@mfalaw.com

Based upon and subject to the foregoing, we make the following opinion on the legality of the securities being registered. We are of the opinion that:

1.	The Company has an authorized capitalization of 30,000,000 shares of Common Stock, $0.001 par value, and no shares of Preferred Stock.

2.	The IPO Shares, upon the due execution by the Company and the registration by its registrar of such shares, the sale thereof by the Company is in accordance with the terms of the Registration Statement and after the effectiveness of the Registration Statement, and the receipt of consideration therefore in accordance with the terms of the Registration Statements, such shares will be duly and validly issued and authorized, fully paid and non-assessable.

3.	The Resale Shares are duly and validly issued and authorized, fully paid, and non- assessable.

This opinion is limited to the Federal laws of the United States, and the applicable statutory provisions of the Wyoming Statutes, including all applicable provisions of the Wyoming Constitution and all regulations related to, and all reported judicial decisions interpreting those laws and provisions. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to this firm in the Registration Statement under the heading “Legal Matters.”

This opinion is given as of the effective date of the Registration Statement, and we assume no obligation to update or supplement the opinions contained herein to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur.

Very truly yours,

The McCabe Law Firm PC

By:	/s/ Thomas J. McCabe
Thomas J. McCabe, Partner